                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
---------------------

Hudson Valley Holding Corp.             Contact:  Wendy Croker
21 Scarsdale Road                                 VP, Shareholder Relations
Yonkers, NY 10707                                 (914) 771-3214


                          HUDSON VALLEY HOLDING CORP.
                            ANNOUNCES STOCK DIVIDEND
                          AND STOCK REPURCHASE PROGRAM


     YONKERS, N.Y., November 29, 2005 - William E. Griffin, Chairman of the Board of Hudson Valley Holding Corp. announced that the Board of Directors have approved a 10% Stock Dividend for all Shareholders of Record as of the close of business December 9, 2005. Dividend Stock Certificates will be mailed to Shareholders on December 19, 2005.

     At the same time, Mr. Griffin announced the approval by the Board of Directors of a program, effective December 12, 2005, to repurchase up to 75,000 of its shares at a price of $42.00 per share, or a price of $50.50 per share for a transaction of at least 2,500 shares. This offer expires February 28, 2006.

     Hudson Valley Holding Corp., headquartered in Yonkers, NY, is the parent company of Hudson Valley Bank, an independently owned local Bank with $2 billion in assets, serving the metropolitan area with 20 branches located in the Bronx, Manhattan, Queens and Westchester. The Bank specializes in providing a full range of financial services to small businesses, professional services firms, not-for-profit organizations and individuals; and provides investment management services through a subsidiary, A. R. Schmeidler & Co., Inc. The Company's stock is traded under the ticker symbol "HUVL" on the OTC Bulletin Board. Additional information on the Bank can be obtained on our web-site at www.hudsonvalleybank.com.
------------------------

                                      ###

********************************************************************************
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements refer to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "expects," "intends," "may," "plans," "potential," "predicts," "should" or "will" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or the banking industry's actual results, level of activity, performance or achievements to be materially different from any future results, level of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, material adverse changes in Hudson Valley Bank's operations or earnings, or a decline in the economy in the New York Metropolitan area. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.